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                                                                    EXHIBIT 21.1

Registrant had the following significant subsidiaries as of June 18, 1999:


       Name                            State of Incorporation            Percentage Ownership
       ----                            ----------------------            --------------------
North Star Plating Company                 Minnesota                             100%
Inteuro Parts Distributors, Inc.            Florida                              100%
Republic Automotive Parts, Inc.             Delaware                             100%
Fenders & More, Inc.                       Tennessee                              (1)
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(1) a wholly-owned subsidiary of Republic Automotive Parts, Inc.